Exhibit 99.1

Snap Interactive ANNOUNCES PROPOSED MERGER

WITH PALTALK

NEW YORK, NY, August 11, 2016 / / -- Snap Interactive, Inc. ("SNAP") (OTCQB: STVI) today announced that it has entered into a non-binding letter of intent with A.V.M. Software, Inc. (d/b/a “Paltalk”) (“Paltalk”), dated June 17, 2016, which describes the general terms and conditions of a proposed merger between Paltalk and Snap. Pursuant to the letter of intent, Paltalk would merge into a newly formed wholly owned subsidiary of SNAP, with Paltalk surviving as SNAP’s wholly owned subsidiary. As consideration for the merger, SNAP would issue Paltalk’s stockholders a number of shares of SNAP’s common stock such that, following the completion of the transaction, Paltalk’s stockholders would own a majority of SNAP’s outstanding common stock on a fully-diluted basis.

The purpose of the proposed merger is to enlarge SNAP’s product portfolio and scale of operations and to enhance liquidity to facilitate future growth. The consummation of the proposed merger is subject to, among other things, due diligence, the execution of a definitive agreement, necessary Board of Directors and stockholder approvals and other customary conditions. There can be no assurance that SNAP and Paltalk will consummate, or fulfill the necessary conditions to consummate, the proposed merger.

If the proposed merger is consummated, the issuance of the shares of SNAP’s common stock would be made in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. Such shares of SNAP common stock would not be registered under the Securities Act and could not be offered or sold without registration unless an exemption from such registration is available.

The information disclosed in this press release is being issued pursuant to and limited by Rule 135c promulgated under the Securities Act and does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of SNAP common stock.

IR Contact:

IR@snap-interactive.com

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates dating applications for social networking websites and mobile platforms. The Grade is a patent-pending mobile dating application catering to high-quality singles. SNAP's flagship brand, FirstMet, is a multi-platform online dating site with a large user database of approximately 30 million users.

For more information, please visit http://www.snap-interactive.com.

The contents of our website are not part of this press release, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

Forward-Looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond SNAP’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation: the ability of SNAP and Paltalk to consummate the proposed merger, including the ability to satisfactorily complete due diligence, execute a definitive agreement, obtain necessary approvals and satisfy other conditions to the proposed merger; risks and uncertainties associated with general economic, industry and market sector conditions; SNAP's ability to institute corporate governance standards or achieve compliance with national exchange listing requirements; SNAP's future growth and the ability to obtain additional financing to implement SNAP's growth strategy; SNAP's ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; SNAP's ability to enter into new advertising agreements; SNAP's ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; SNAP's ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; SNAP's ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of SNAP's applications. More detailed information about SNAP and the risk factors that may affect the realization of forward-looking statements is set forth in SNAP’s filings with the Securities and Exchange Commission ("SEC"), including SNAP’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. SNAP undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.